EXHIBIT NO. 99.1

Summary of Stock Options Subject to Acceleration

	Aggregate number of shares issuable upon accelerated stock options	Weighted average exercise price per share
Executive officers	95,000	$14.08
All other employees	85,000	$11.68
Directors	None	N/A
Total(1)	180,000	$12.95

(1)	The accelerated options represent 5.2% of the Company’s currently outstanding stock options.